EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS THIRD QUARTER 2024 RESULTS

Third Quarter Results
•Net income of $50.6 million, or $1.32 per diluted common share, compared to $1.19 in the linked quarter and $1.17 in the prior year quarter
•Net interest margin of 4.17%, quarterly decrease of 2 basis points
•Net interest income of $143.5 million, quarterly increase of $2.9 million
•Total loans of $11.1 billion, quarterly increase of $79.9 million
•Total deposits of $12.5 billion, quarterly increase of $182.9 million
•Return on Average Assets (“ROAA”) of 1.36%, compared to 1.25% and 1.26% in the linked and prior year quarters, respectively
•Return on Average Tangible Common Equity (“ROATCE”)1 of 14.55%, compared to 13.77% and 14.49% in the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.50%, an increase of 32 basis points and 99 basis points from the linked and prior year quarters, respectively
•Tangible book value per share1 of $37.26, annualized quarterly increase of 25%
•Repurchased 195,114 shares and increased quarterly dividend $0.01 to $0.28 per common share for the fourth quarter 2024

St. Louis, Mo. October 21, 2024 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s third quarter earnings, “We are proud of our third quarter results, with a stable net interest margin, expansion in net interest income and an 11% increase in diluted earnings per share over the linked quarter. Our consistent return profile increased tangible book value per share 25% on an annualized basis from the linked quarter, and 20% over the prior year’s third quarter. With the strength of our balance sheet and capital position as a foundation, I believe we are well positioned to continue executing on the opportunities within our markets.”

Highlights

•Earnings - Net income in the third quarter 2024 was $50.6 million, an increase of $5.1 million and $5.9 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the third quarter 2024 was $1.32, compared to $1.19 and $1.17 for the linked and prior year quarters, respectively. Adjusted diluted earnings per common share1 was $1.29 for the third quarter 2024, compared to $1.21 and $1.17 for the linked and prior year quarters, respectively.
1 ROATCE, tangible common equity to tangible assets, tangible book value per share, adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Pre-provision net revenue (“PPNR”)1 - PPNR of $65.1 million in the third quarter 2024 increased $1.8 million from the linked quarter and was relatively stable with the prior year quarter. The increase from the linked quarter was primarily due to higher noninterest income from sales of other real estate owned, and higher net interest income that benefited from an increase in average earning assets. The increase in operating revenue was partially offset by an increase in noninterest expense, primarily variable deposit services costs and employee compensation and benefits.

•Net interest income and net interest margin (“NIM”) - Net interest income of $143.5 million for the third quarter 2024 increased $2.9 million and $1.8 million from the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income for the third quarter 2024 increased primarily due to higher interest-earning asset balances and an additional day in the quarter. NIM was 4.17% for the third quarter 2024, compared to 4.19% and 4.33% for the linked and prior year quarters, respectively. The total cost of deposits of 2.18% for the third quarter 2024 increased 2 basis points and 34 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $21.4 million for the third quarter 2024 increased $5.9 million and $9.3 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily due to an increase in tax credit income, a net gain on the sale of other real estate owned and an increase in income on community development investments.

•Noninterest expense - Noninterest expense of $98.0 million for the third quarter 2024 increased $4.0 million and $9.4 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily driven by higher employee compensation and variable deposit servicing costs. The Company continues to have success in recruiting new relationship managers and in deposit generation from existing relationships, both of which have contributed to an increase in average deposit balances. The increase from the prior year quarter was also affected by expenses related to the core system conversion.

•Loans - Loans totaled $11.1 billion at September 30, 2024, an increase of $79.9 million from the linked quarter and an increase of $463.1 million from the prior year quarter. Average loans totaled $11.0 billion for both the current and linked quarter and $10.5 billion in the prior year quarter.

•Asset quality - The allowance for credit losses to total loans was 1.26% at September 30, 2024, compared to 1.27% at June 30, 2024 and 1.34% at September 30, 2023. The ratio of nonperforming assets to total assets was 0.22% at September 30, 2024, compared to 0.33% and 0.40% at June 30, 2024 and September 30, 2023, respectively. The provision for credit losses recorded in the third quarter 2024 was $4.1 million, compared to $4.8 million and $8.0 million for the linked and prior year quarters, respectively.

•Deposits - Deposits totaled $12.5 billion at September 30, 2024, an increase of $182.9 million from the linked quarter. Excluding brokered certificates of deposits, deposits increased $196.9 million. Average deposits were $12.5 billion, $12.3 billion and $11.9 billion for the current, linked and prior year quarters, respectively. At September 30, 2024, noninterest-bearing deposit accounts totaled $3.9 billion, or 31.6% of total deposits, and the loan to deposit ratio was 88.9%.

•Liquidity - The total available on- and off-balance-sheet liquidity was approximately $5.8 billion at September 30, 2024. On-balance-sheet liquidity consisted of cash of $426.4 million and $1.4 billion in unpledged investment securities at September 30, 2024. Off-balance-sheet liquidity consisted of $1.2 billion available through the Federal Home Loan Bank, $2.6 billion available through the Federal Reserve and $140.0 million through correspondent bank lines. The Company also has an unused $25.0 million revolving line of credit and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

•Capital - Total shareholders’ equity was $1.8 billion and the tangible common equity to tangible assets ratio2 was 9.50% at September 30, 2024, compared to 9.18% at June 30, 2024. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.5% and a total risk-based capital ratio of 13.6% at September 30, 2024. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.9% and 14.8%, respectively, at September 30, 2024.

The Company’s board of directors approved a quarterly dividend of $0.28 per common share, payable on December 31, 2024 to shareholders of record as of December 16, 2024. The board of directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) September 15, 2024 to (but excluding) December 15, 2024. The dividend will be payable on December 15, 2024 and will be paid on December 16, 2024 to holders of record of Series A Preferred Stock as of November 29, 2024.
2 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	September 30, 2024			June 30, 2024			September 30, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$10,971,575	$191,638	6.95%	$10,962,488	$189,346	6.95%	$10,521,966	$180,382	6.80%
Securities[2]	2,503,124	21,404	3.40	2,396,519	19,956	3.35	2,302,850	18,076	3.11
Interest-earning deposits	402,932	5,348	5.28	325,452	4,389	5.42	335,771	4,509	5.33
Total interest-earning assets	13,877,631	218,390	6.26	13,684,459	213,691	6.28	13,160,587	202,967	6.12

Noninterest-earning assets	971,824			961,922			908,273

Total assets	$14,849,455			$14,646,381			$14,068,860

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,018,309	$20,002	2.64%	$2,950,827	$18,801	2.56%	$2,672,084	$13,701	2.03%
Money market accounts	3,551,492	33,493	3.75	3,434,712	31,926	3.74	3,079,221	26,427	3.40
Savings accounts	561,466	345	0.24	573,115	335	0.24	646,187	250	0.15
Certificates of deposit	1,368,339	14,928	4.34	1,412,263	15,312	4.36	1,519,119	14,976	3.91
Total interest-bearing deposits	8,499,606	68,768	3.22	8,370,917	66,374	3.19	7,916,611	55,354	2.77
Subordinated debentures and notes	156,329	2,695	6.86	156,188	2,684	6.91	155,769	2,466	6.28
FHLB advances	4,565	59	5.14	40,308	561	5.60	10,326	141	5.42
Securities sold under agreements to repurchase	140,255	1,217	3.45	158,969	1,401	3.54	146,893	969	2.61
Other borrowings	36,226	96	1.05	36,203	95	1.06	50,571	337	2.66
Total interest-bearing liabilities	8,836,981	72,835	3.28	8,762,585	71,115	3.26	8,280,170	59,267	2.84

Noninterest-bearing liabilities:
Demand deposits	4,046,480			3,973,336			4,005,923
Other liabilities	161,625			162,220			134,162
Total liabilities	13,045,086			12,898,141			12,420,255
Shareholders' equity	1,804,369			1,748,240			1,648,605
Total liabilities and shareholders' equity	$14,849,455			$14,646,381			$14,068,860

Total net interest income		$145,555			$142,576			$143,700
Net interest margin			4.17%			4.19%			4.33%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $2.6 million, $2.2 million, and $3.3 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $2.1 million for each of the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

Net interest income of $143.5 million for the third quarter 2024 increased $2.9 million and $1.8 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $145.6 million, $142.6 million and $143.7 million for the current, linked and prior year quarters, respectively. The increase from the linked and prior quarters reflects the benefit of higher yields combined with organic growth. In late September 2024 the Federal Reserve reduced the federal funds target rate by 50 basis points. In response, since the Company maintains an asset-sensitive balance sheet, deposit pricing has been adjusted to partially mitigate the impact on income from the repricing of variable rate loans.

Interest income increased $4.7 million during the third quarter 2024 due to increases in all interest earning categories, including loans, securities and interest earning cash accounts. Interest income increased primarily due to an increase in average balances compared to the linked quarter. Continued success in deposit generation has increased liquidity, which has been primarily deployed into the securities portfolio.

The average interest rate of new loan originations in the third quarter 2024 was 7.84%, a decrease of 23 basis points from the linked quarter. Investment purchases in the third quarter 2024 had a weighted average, tax equivalent yield of 4.97%.

Interest expense increased $1.7 million in the third quarter 2024 primarily due to an increase in deposit interest expense, partially offset by a decline in interest expense on borrowings. The average cost of interest-bearing deposits was 3.22%, an increase of 3 basis points compared to the linked quarter. The total cost of deposits, including noninterest-bearing demand accounts, was 2.18% during the third quarter 2024, compared to 2.16% in the linked quarter.

NIM, on a tax equivalent basis, was 4.17% in the third quarter 2024, a decrease of 2 basis points from the linked quarter and a decrease of 16 basis points from the prior year quarter. For the month of September 2024, the loan portfolio yield was 6.90% and the cost of total deposits was 2.18%.

Investments

	At
	September 30, 2024		June 30, 2024		September 30, 2023
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$1,786,793	$(122,158)	$1,615,930	$(172,734)	$1,487,104	$(235,013)
Held-to-maturity (HTM)	851,647	(46,351)	772,648	(69,442)	730,655	(108,780)
Total	$2,638,440	$(168,509)	$2,388,578	$(242,176)	$2,217,759	$(343,793)

Investment securities totaled $2.6 billion at September 30, 2024, an increase of $249.9 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities3 was 9.26% at September 30, 2024, compared to 8.82% at June 30, 2024.

3 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
C&I	$2,145,286	$2,107,097	$2,263,817	$2,186,203	$2,020,303
CRE investor owned	2,346,575	2,308,926	2,280,990	2,291,660	2,260,220
CRE owner occupied	1,322,714	1,313,742	1,279,929	1,262,264	1,255,885
SBA loans*	1,272,679	1,269,145	1,274,780	1,281,632	1,309,497
Sponsor finance*	819,079	865,883	865,180	872,264	888,000
Life insurance premium financing*	1,030,273	996,154	1,003,597	956,162	928,486
Tax credits*	724,441	738,249	718,383	734,594	683,580
Residential real estate	346,460	339,889	354,615	359,957	364,618
Construction and land development	796,586	791,780	726,742	670,567	639,555
Other	275,799	269,142	260,459	268,815	266,676
Total loans	$11,079,892	$11,000,007	$11,028,492	$10,884,118	$10,616,820

Quarterly loan yield	6.95%	6.95%	6.87%	6.87%	6.80%
Variable interest rate loans to total loans	61%	61%	61%	61%	61%

*Specialty loan category

Loans totaled $11.1 billion at September 30, 2024, an increase of $79.9 million compared to the linked quarter. During the current quarter, C&I loans and CRE loans increased $38.2 million and $46.6 million, respectively. Average line utilization was approximately 44% for the quarter ended September 30, 2024, compared to 46% and 41% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Nonperforming loans*	$28,376	$39,384	$35,642	$43,728	$48,932
Other	4,516	8,746	8,466	5,736	6,933
Nonperforming assets*	$32,892	$48,130	$44,108	$49,464	$55,865

Nonperforming loans to total loans	0.26%	0.36%	0.32%	0.40%	0.46%
Nonperforming assets to total assets	0.22%	0.33%	0.30%	0.34%	0.40%
Allowance for credit losses	$139,778	$139,464	$135,498	$134,771	$142,133
Allowance for credit losses to total loans	1.26%	1.27%	1.23%	1.24%	1.34%
Quarterly net charge-offs	$3,850	$605	$5,864	$28,479	$6,856

*Guaranteed balances excluded	$11,899	$12,933	$9,630	$10,682	$5,974

Nonperforming assets decreased $15.2 million and $23.0 million from the linked and prior year quarters, respectively. The decrease in nonperforming assets in the current quarter was primarily related to the sale of other real estate owned, the positive resolution on several loans, principal repayments and charge-offs in the quarter. Annualized net charge-offs totaled 14 basis points of average loans in the third quarter 2024, compared to 2 basis points in the linked quarter and 26 basis point in the prior year quarter.

The provision for credit losses totaled $4.1 million in the third quarter 2024, compared to $4.8 million and $8.0 million in the linked and prior year quarters, respectively. The provision for credit losses in the third quarter 2024 was primarily related to charge-offs and updates to qualitative factors used in the allowance calculation.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Noninterest-bearing demand accounts	$3,934,245	$3,928,308	$3,805,334	$3,958,743	$3,852,486
Interest-bearing demand accounts	3,048,981	2,951,899	2,956,282	2,950,259	2,749,598
Money market and savings accounts	4,121,543	4,039,626	4,006,702	3,994,455	3,837,145
Brokered certificates of deposit	480,934	494,870	659,005	482,759	695,551
Other certificates of deposit	879,619	867,680	826,378	790,155	775,127
Total deposit portfolio	$12,465,322	$12,282,383	$12,253,701	$12,176,371	$11,909,907

Noninterest-bearing deposits to total deposits	31.6%	32.0%	31.1%	32.5%	32.3%
Quarterly cost of deposits	2.18%	2.16%	2.13%	2.03%	1.84%

Total deposits at September 30, 2024 were $12.5 billion, an increase of $182.9 million and $555.4 million from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, total deposits increased $196.9 million and $770.0 million, from the linked and prior year quarters, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.2 billion at both September 30, 2024 and June 30, 2024.

Total estimated insured deposits,4 which includes collateralized deposits, reciprocal accounts and accounts that qualify for pass-through insurance, totaled $8.8 billion, or 70% of total deposits, at September 30, 2024 compared to $8.7 billion, or 71% of total deposits, at June 30, 2024.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2024	June 30, 2024	Increase (decrease)		September 30, 2023	Increase (decrease)
Deposit service charges	$4,649	$4,542	$107	2%	$4,187	$462	11%
Wealth management revenue	2,599	2,590	9	—%	2,614	(15)	(1)%
Card services revenue	2,573	2,497	76	3%	2,560	13	1%
Tax credit income (loss)	3,252	1,874	1,378	74%	(2,673)	5,925	222%
Other income	8,347	3,991	4,356	109%	5,397	2,950	55%
Total noninterest income	$21,420	$15,494	$5,926	38%	$12,085	$9,335	77%

Total noninterest income was $21.4 million for the third quarter 2024, an increase of $5.9 million and $9.3 million from the linked and prior year quarter, respectively. The increase from the linked and prior year quarters was primarily due to an increase in tax credit income from a positive change in credits carried at fair value, and a net gain on the sale of other real estate that is included in Other income. Tax credit income varies based on transaction volumes and fair value changes on credits carried at fair value.
4 Estimated insured deposits is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2024	June 30, 2024	Increase (decrease)		September 30, 2023	Increase (decrease)
Gain on sales of other real estate owned	$3,159	$—	$3,159	100%	$—	$3,159	100%
BOLI	1,123	855	268	31%	822	301	37%
Community development investments	1,177	381	796	209%	338	839	248%
Private equity fund distributions	614	411	203	49%	181	433	239%
Servicing fees	539	594	(55)	(9)%	701	(162)	(23)%
Swap fees	17	217	(200)	(92)%	54	(37)	(69)%
Gain on SBA loan sales	—	—	—	—%	1,514	(1,514)	(100)%
Miscellaneous income	1,718	1,533	185	12%	1,787	(69)	(4)%
Total other income	$8,347	$3,991	$4,356	109%	$5,397	$2,950	55%

The increase in other income from the linked and prior year quarters was primarily driven by a $3.2 million net gain on the sale of other real estate in the third quarter 2024 and higher community development income. Community development income and private equity fund distributions are not consistent sources of income and fluctuate based on distributions from the underlying funds. The increase from the prior year quarter was partially offset by a decline in the gain on SBA loan sales that were transacted in the prior year.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2024	June 30, 2024	Increase (decrease)		September 30, 2023	Increase (decrease)
Employee compensation and benefits	$45,359	$44,524	$835	2%	$40,771	$4,588	11%
Deposit costs	23,781	21,706	2,075	10%	20,987	2,794	13%
Occupancy	4,372	4,197	175	4%	4,198	174	4%
Core conversion expense	1,375	1,250	125	10%	—	1,375	100%
Other expense	23,120	22,340	780	3%	22,688	432	2%
Total noninterest expense	$98,007	$94,017	$3,990	4%	$88,644	$9,363	11%

Employee compensation and benefits increased $0.8 million from the linked quarter primarily due to an increase in the number of work days in the quarter and the success in recruiting new relationship bankers. Deposit costs relate to certain specialized deposit businesses that receive an earnings credit allowance for deposit related expenses that are impacted by interest rates and average balances. Deposit costs increased $2.1 million from the linked quarter primarily due to an increase of $151.6 million in average deposit vertical balances from the linked quarter. Expenses related to the core system conversion for the current and linked quarters were $1.4 million and $1.3 million, respectively, due to the continued progress on the project, which is expected to be completed during the fourth quarter 2024.

The increase in noninterest expense of $9.4 million from the prior year quarter was primarily due to an increase in the associate base, merit increases throughout 2023 and 2024, an increase in variable deposit costs due to higher earnings credit rates and average balances, and additional expenses incurred related to the core system conversion.

For the third quarter 2024, the core efficiency ratio5 was 58.4%, compared to 58.1% for the linked quarter and 56.2% for the prior year quarter.

Income Taxes
The effective tax rate was 19.4%, compared to 20.5% and 21.7% in the linked and prior year quarters, respectively. The decrease in the effective tax rate from the linked and prior year quarters was driven by tax credit opportunities the Company has deployed as part of its tax planning strategy.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2024*	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Shareholders’ equity	$1,832,011	$1,755,273	$1,731,725	$1,716,068	$1,611,880
Total risk-based capital to risk-weighted assets	14.8%	14.6%	14.3%	14.2%	14.1%
Tier 1 capital to risk weighted assets	13.2%	13.0%	12.8%	12.7%	12.6%
Common equity tier 1 capital to risk-weighted assets	11.9%	11.7%	11.4%	11.3%	11.2%
Leverage ratio	11.2%	11.1%	11.0%	11.0%	10.9%
Tangible common equity to tangible assets	9.50%	9.18%	9.01%	8.96%	8.51%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.8 billion at September 30, 2024, an increase of $76.7 million from the linked quarter. Tangible common book value per share was $37.26 at September 30, 2024, compared to $35.02 and $31.06 at June 30, 2024 and September 30, 2023, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides additional financial measures, such as tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity to tangible assets ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity to tangible assets ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the
5 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, merger-related expenses, facilities charges, and the gain or loss on the sale of other real estate owned and investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, October 22, 2024. During the call, management will review the third quarter 2024 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC3Q2024EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $15.0 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
EARNINGS SUMMARY
Net interest income	$143,469	$140,529	$137,728	$140,732	$141,639	$421,726	$421,860
Provision for credit losses	4,099	4,819	5,756	18,053	8,030	14,674	18,552
Noninterest income	21,420	15,494	12,158	25,452	12,085	49,072	43,273
Noninterest expense	98,007	94,017	93,501	92,603	88,644	285,525	255,583
Income before income tax expense	62,783	57,187	50,629	55,528	57,050	170,599	190,998
Income tax expense	12,198	11,741	10,228	10,999	12,385	34,167	41,468
Net income	50,585	45,446	40,401	44,529	44,665	136,432	149,530
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common shareholders	$49,647	$44,509	$39,463	$43,592	$43,727	$133,619	$146,717

Diluted earnings per common share	$1.32	$1.19	$1.05	$1.16	$1.17	$3.56	$3.91
Adjusted diluted earnings per common share[1]	$1.29	$1.21	$1.07	$1.20	$1.17	$3.57	$3.90
Return on average assets	1.36%	1.25%	1.12%	1.23%	1.26%	1.24%	1.47%
Adjusted return on average assets[1]	1.32%	1.27%	1.14%	1.28%	1.26%	1.24%	1.46%
Return on average common equity[1]	11.40%	10.68%	9.52%	10.94%	11.00%	10.55%	12.73%
Adjusted return on average common equity[1]	11.09%	10.90%	9.70%	11.35%	11.00%	10.58%	12.69%
ROATCE[1]	14.55%	13.77%	12.31%	14.38%	14.49%	13.56%	16.90%
Adjusted ROATCE[1]	14.16%	14.06%	12.53%	14.92%	14.49%	13.60%	16.85%
Net interest margin (tax equivalent)	4.17%	4.19%	4.13%	4.23%	4.33%	4.17%	4.50%
Efficiency ratio	59.44%	60.26%	62.38%	55.72%	57.66%	60.65%	54.95%
Core efficiency ratio[1]	58.42%	58.09%	60.21%	53.06%	56.18%	58.89%	53.55%

Assets	$14,954,125	$14,615,666	$14,613,338	$14,518,590	$14,025,042
Average assets	$14,849,455	$14,646,381	$14,556,119	$14,332,804	$14,068,860	$14,684,589	$13,627,448
Period end common shares outstanding	37,184	37,344	37,515	37,416	37,385
Dividends per common share	$0.27	$0.26	$0.25	$0.25	$0.25	$0.78	$0.75
Tangible book value per common share[1]	$37.26	$35.02	$34.21	$33.85	$31.06
Tangible common equity to tangible assets[1]	9.50%	9.18%	9.01%	8.96%	8.51%
Total risk-based capital to risk-weighted assets[2]	14.8%	14.6%	14.3%	14.2%	14.1%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$216,304	$211,644	$207,723	$207,083	$200,906	$635,671	$557,836
Interest expense	72,835	71,115	69,995	66,351	59,267	213,945	135,976
Net interest income	143,469	140,529	137,728	140,732	141,639	421,726	421,860
Provision for credit losses	4,099	4,819	5,756	18,053	8,030	14,674	18,552
Net interest income after provision for credit losses	139,370	135,710	131,972	122,679	133,609	407,052	403,308

NONINTEREST INCOME
Deposit service charges	4,649	4,542	4,423	4,334	4,187	13,614	12,225
Wealth management revenue	2,599	2,590	2,544	2,428	2,614	7,733	7,602
Card services revenue	2,573	2,497	2,412	2,666	2,560	7,482	7,362
Tax credit income (loss)	3,252	1,874	(2,190)	9,688	(2,673)	2,936	(492)
Other income	8,347	3,991	4,969	6,336	5,397	17,307	16,576
Total noninterest income	21,420	15,494	12,158	25,452	12,085	49,072	43,273

NONINTEREST EXPENSE
Employee compensation and benefits	45,359	44,524	45,262	39,651	40,771	135,145	124,915
Deposit costs	23,781	21,706	20,277	21,606	20,987	65,764	50,688
Occupancy	4,372	4,197	4,326	4,313	4,198	12,895	12,213
FDIC special assessment	—	—	625	2,412	—	625	—
Core conversion expense	1,375	1,250	350	—	—	2,975	—
Other expense	23,120	22,340	22,661	24,621	22,688	68,121	67,767
Total noninterest expense	98,007	94,017	93,501	92,603	88,644	285,525	255,583

Income before income tax expense	62,783	57,187	50,629	55,528	57,050	170,599	190,998
Income tax expense	12,198	11,741	10,228	10,999	12,385	34,167	41,468
Net income	$50,585	$45,446	$40,401	$44,529	$44,665	$136,432	$149,530
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common shareholders	$49,647	$44,509	$39,463	$43,592	$43,727	$133,619	$146,717

Basic earnings per common share	$1.33	$1.19	$1.05	$1.16	$1.17	$3.57	$3.93
Diluted earnings per common share	$1.32	$1.19	$1.05	$1.16	$1.17	$3.56	$3.91

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
BALANCE SHEET

ASSETS
Cash and due from banks	$210,984	$176,698	$157,697	$193,275	$190,806
Interest-earning deposits	218,919	219,342	215,951	243,610	184,245
Debt and equity investments	2,714,194	2,460,549	2,443,977	2,434,902	2,279,578
Loans held for sale	304	606	610	359	212

Loans	11,079,892	11,000,007	11,028,492	10,884,118	10,616,820
Allowance for credit losses	(139,778)	(139,464)	(135,498)	(134,771)	(142,133)
Total loans, net	10,940,114	10,860,543	10,892,994	10,749,347	10,474,687

Fixed assets, net	44,368	44,831	44,382	42,681	41,268
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	9,400	10,327	11,271	12,318	13,425
Other assets	450,678	477,606	481,292	476,934	475,657
Total assets	$14,954,125	$14,615,666	$14,613,338	$14,518,590	$14,025,042

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,934,245	$3,928,308	$3,805,334	$3,958,743	$3,852,486
Interest-bearing deposits	8,531,077	8,354,075	8,448,367	8,217,628	8,057,421
Total deposits	12,465,322	12,282,383	12,253,701	12,176,371	11,909,907
Subordinated debentures and notes	156,407	156,265	156,124	155,984	155,844
FHLB advances	150,000	78,000	125,000	—	—
Other borrowings	170,815	178,269	195,246	297,829	182,372
Other liabilities	179,570	165,476	151,542	172,338	165,039
Total liabilities	13,122,114	12,860,393	12,881,613	12,802,522	12,413,162
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	372	373	375	374	374
Additional paid-in capital	992,642	994,116	995,969	995,208	992,044
Retained earnings	845,844	810,935	778,784	749,513	715,303
Accumulated other comprehensive loss	(78,835)	(122,139)	(115,391)	(101,015)	(167,829)
Total shareholders’ equity	1,832,011	1,755,273	1,731,725	1,716,068	1,611,880
Total liabilities and shareholders’ equity	$14,954,125	$14,615,666	$14,613,338	$14,518,590	$14,025,042

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Nine months ended
	September 30, 2024			September 30, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

ASSETS
Interest-earning assets:
Loans[1,2]	$10,954,063	$567,687	6.92%	$10,203,291	$503,458	6.60%
Securities[2]	2,433,659	60,851	3.34	2,296,485	52,743	3.07
Interest-earning deposits	332,409	13,306	5.35	206,110	7,799	5.06
Total interest-earning assets	13,720,131	641,844	6.25	12,705,886	564,000	5.93

Noninterest-earning assets	964,458			921,562

Total assets	$14,684,589			$13,627,448

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,964,667	$57,415	2.59%	$2,462,988	$29,728	1.61%
Money market accounts	3,462,993	96,777	3.73	2,942,970	62,397	2.83
Savings accounts	573,853	983	0.23	688,157	707	0.14
Certificates of deposit	1,374,176	44,441	4.32	1,139,489	28,555	3.35
Total interest-bearing deposits	8,375,689	199,616	3.18	7,233,604	121,387	2.24
Subordinated debentures and notes	156,188	7,863	6.72	155,633	7,306	6.28
FHLB advances	39,427	1,649	5.59	73,020	2,752	5.04
Securities sold under agreements to repurchase	167,939	4,422	3.52	174,783	2,422	1.85
Other borrowings	38,381	395	1.37	79,396	2,109	3.55
Total interest-bearing liabilities	8,777,624	213,945	3.26	7,716,436	135,976	2.36

Noninterest-bearing liabilities:
Demand deposits	3,982,015			4,178,038
Other liabilities	161,033			119,883
Total liabilities	12,920,672			12,014,357
Shareholders' equity	1,763,917			1,613,091
Total liabilities and shareholders' equity	$14,684,589			$13,627,448

Total net interest income		$427,899			$428,024
Net interest margin			4.17%			4.50%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $7.2 million and $10.7 million for the nine months ended September 30, 2024 and September 30, 2023, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $6.2 million for both the nine months ended September 30, 2024 and September 30, 2023, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
LOAN PORTFOLIO
Commercial and industrial	$4,628,488	$4,619,448	$4,766,310	$4,672,559	$4,448,535
Commercial real estate	4,915,176	4,856,751	4,804,803	4,803,571	4,794,355
Construction real estate	896,325	893,672	820,416	760,425	723,796
Residential real estate	355,279	351,934	367,218	372,188	376,120
Other	284,624	278,202	269,745	275,375	274,014
Total loans	$11,079,892	$11,000,007	$11,028,492	$10,884,118	$10,616,820

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$3,934,245	$3,928,308	$3,805,334	$3,958,743	$3,852,486
Interest-bearing demand accounts	3,048,981	2,951,899	2,956,282	2,950,259	2,749,598
Money market and savings accounts	4,121,543	4,039,626	4,006,702	3,994,455	3,837,145
Brokered certificates of deposit	480,934	494,870	659,005	482,759	695,551
Other certificates of deposit	879,619	867,680	826,378	790,155	775,127
Total deposits	$12,465,322	$12,282,383	$12,253,701	$12,176,371	$11,909,907

AVERAGE BALANCES
Loans	$10,971,575	$10,962,488	$10,927,932	$10,685,961	$10,521,966
Securities	2,503,124	2,396,519	2,400,571	2,276,915	2,302,850
Interest-earning assets	13,877,631	13,684,459	13,596,571	13,383,638	13,160,587
Assets	14,849,455	14,646,381	14,556,119	14,332,804	14,068,860
Deposits	12,546,086	12,344,253	12,180,703	12,163,346	11,922,534
Shareholders’ equity	1,804,369	1,748,240	1,738,698	1,652,882	1,648,605
Tangible common equity[1]	1,357,362	1,300,305	1,289,776	1,202,872	1,197,486

YIELDS (tax equivalent)
Loans	6.95%	6.95%	6.87%	6.87%	6.80%
Securities	3.40	3.35	3.27	3.20	3.11
Interest-earning assets	6.26	6.28	6.20	6.20	6.12
Interest-bearing deposits	3.22	3.19	3.14	3.03	2.77
Deposits	2.18	2.16	2.13	2.03	1.84
Subordinated debentures and notes	6.86	6.91	6.40	6.30	6.28
FHLB advances and other borrowed funds	3.01	3.52	3.80	3.06	2.76
Interest-bearing liabilities	3.28	3.26	3.22	3.09	2.84
Net interest margin	4.17	4.19	4.13	4.23	4.33
1Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ASSET QUALITY
Net charge-offs	$3,850	$605	$5,864	$28,479	$6,856
Nonperforming loans	28,376	39,384	35,642	43,728	48,932
Classified assets	179,883	169,822	185,150	185,389	184,393
Nonperforming loans to total loans	0.26%	0.36%	0.32%	0.40%	0.46%
Nonperforming assets to total assets	0.22%	0.33%	0.30%	0.34%	0.40%
Allowance for credit losses to total loans	1.26%	1.27%	1.23%	1.24%	1.34%
Allowance for credit losses to total loans, excluding guaranteed loans	1.38%	1.38%	1.34%	1.35%	1.47%
Allowance for credit losses to nonperforming loans	492.6%	354.1%	380.2%	308.2%	290.5%
Net charge-offs to average loans -annualized	0.14%	0.02%	0.22%	1.06%	0.26%

WEALTH MANAGEMENT
Trust assets under management	$2,499,807	$2,367,409	$2,352,902	$2,235,073	$2,129,408

SHARE DATA
Book value per common share	$47.33	$45.08	$44.24	$43.94	$41.19
Tangible book value per common share[1]	$37.26	$35.02	$34.21	$33.85	$31.06
Market value per share	$51.26	$40.91	$40.56	$44.65	$37.50
Period end common shares outstanding	37,184	37,344	37,515	37,416	37,385
Average basic common shares	37,337	37,485	37,490	37,421	37,405
Average diluted common shares	37,483	37,540	37,597	37,554	37,520

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.8%	14.6%	14.3%	14.2%	14.1%
Tier 1 capital to risk-weighted assets[2]	13.2%	13.0%	12.8%	12.7%	12.6%
Common equity tier 1 capital to risk-weighted assets[2]	11.9%	11.7%	11.4%	11.3%	11.2%
Tangible common equity to tangible assets[1]	9.50%	9.18%	9.01%	8.96%	8.51%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$143,469	$140,529	$137,728	$140,732	$141,639	$421,726	$421,860
Tax-equivalent adjustment	2,086	2,047	2,040	1,915	2,061	6,173	6,164
Noninterest income (GAAP)	21,420	15,494	12,158	25,452	12,085	49,072	43,273
Less gain on sale of investment securities	—	—	—	220	—	—	381
Less gain (loss) on sale of other real estate owned	3,159	—	(2)	—	—	3,157	187
Core revenue (non-GAAP)	163,816	158,070	151,928	167,879	155,785	473,814	470,729

Noninterest expense (GAAP)	98,007	94,017	93,501	92,603	88,644	285,525	255,583
Less FDIC special assessment	—	—	625	2,412	—	625	—
Less core conversion expense	1,375	1,250	350	—	—	2,975	—
Less amortization on intangibles	927	944	1,047	1,108	1,118	2,918	3,493
Core noninterest expense (non-GAAP)	$95,705	$91,823	$91,479	$89,083	$87,526	$279,007	$252,090

Core efficiency ratio (non-GAAP)	58.42%	58.09%	60.21%	53.06%	56.18%	58.89%	53.55%

	Quarter ended
(in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity (GAAP)	$1,832,011	$1,755,273	$1,731,725	$1,716,068	$1,611,880
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	9,400	10,327	11,271	12,318	13,425
Tangible common equity (non-GAAP)	$1,385,459	$1,307,794	$1,283,302	$1,266,598	$1,161,303
Less net unrealized losses on HTM securities, after tax	34,856	52,220	47,822	41,038	81,367
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,350,603	$1,255,574	$1,235,480	$1,225,560	$1,079,936

Common shares outstanding	37,184	37,344	37,515	37,416	37,385
Tangible book value per share (non-GAAP)	$37.26	$35.02	$34.21	$33.85	$31.06

Total assets (GAAP)	$14,954,125	$14,615,666	$14,613,338	$14,518,590	$14,025,042
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	9,400	10,327	11,271	12,318	13,425
Tangible assets (non-GAAP)	$14,579,561	$14,240,175	$14,236,903	$14,141,108	$13,646,453

Tangible common equity to tangible assets (non-GAAP)	9.50%	9.18%	9.01%	8.96%	8.51%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	9.26%	8.82%	8.68%	8.67%	7.91%

	Quarter Ended					Nine months ended
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average shareholder’s equity (GAAP)	$1,804,369	$1,748,240	$1,738,698	$1,652,882	$1,648,605	$1,763,917	$1,613,091
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	9,855	10,783	11,770	12,858	13,967	10,799	15,094
Average tangible common equity (non-GAAP)	$1,357,362	$1,300,305	$1,289,776	$1,202,872	$1,197,486	$1,315,966	$1,160,845

Net income (GAAP)	$50,585	$45,446	$40,401	$44,529	$44,665	$136,432	$149,530
FDIC special assessment (after tax)	—	—	470	1,814	—	470	—
Core conversion expense (after tax)	1,034	940	263	—	—	2,237	—
Less gain on sale of investment securities (after tax)	—	—	—	165	—	—	287
Less gain (loss) on sales of other real estate owned (after tax)	2,375	—	(1)	—	—	2,374	141
Net income adjusted (non-GAAP)	$49,244	$46,386	$41,135	$46,178	$44,665	$136,765	$149,102
Less preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common shareholders adjusted (non-GAAP)	$48,306	$45,449	$40,197	$45,241	$43,727	$133,952	$146,289

Return on average common equity (non-GAAP)	11.40%	10.68%	9.52%	10.94%	11.00%	10.55%	12.73%
Adjusted return on average common equity (non-GAAP)	11.09%	10.90%	9.70%	11.35%	11.00%	10.58%	12.69%
ROATCE (non-GAAP)	14.55%	13.77%	12.31%	14.38%	14.49%	13.56%	16.90%
Adjusted ROATCE (non-GAAP)	14.16%	14.06%	12.53%	14.92%	14.49%	13.60%	16.85%

Average assets	$14,849,455	$14,646,381	$14,556,119	$14,332,804	$14,068,860	$14,684,589	$13,627,448
Return on average assets (GAAP)	1.36%	1.25%	1.12%	1.23%	1.26%	1.24%	1.47%
Adjusted return on average assets (non-GAAP)	1.32%	1.27%	1.14%	1.28%	1.26%	1.24%	1.46%
Average diluted common shares	37,483	37,540	37,597	37,554	37,520	37,547	37,493
Diluted earnings per share (GAAP)	$1.32	$1.19	$1.05	$1.16	$1.17	$3.56	$3.91
Adjusted diluted earnings per share (non-GAAP)	$1.29	$1.21	$1.07	$1.20	$1.17	$3.57	$3.90

	Quarter ended
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$143,469	$140,529	$137,728	$140,732	$141,639
Noninterest income	21,420	15,494	12,158	25,452	12,085
FDIC special assessment	—	—	625	2,412	—
Core conversion expense	1,375	1,250	350	—	—
Less gain on sale of investment securities	—	—	—	220	—
Less gain (loss) on sales of other real estate owned	3,159	—	(2)	—	—
Less noninterest expense	98,007	94,017	93,501	92,603	88,644
PPNR (non-GAAP)	$65,098	$63,256	$57,362	$75,773	$65,080

	Quarter ended
($ in thousands)	Sep 30, 2024	Jun 30, 2024
CALCULATION OF ESTIMATED INSURED DEPOSITS
Estimated uninsured deposits per Call Report	$4,180,066	$4,020,979
Collateralized/affiliate deposits	(463,103)	(454,084)
Accrued interest on deposits	(5,830)	(5,632)
Adjusted uninsured/uncollateralized deposits	3,711,133	3,561,263
Estimated insured/collateralized deposits	8,754,189	8,721,120
Total deposits	$12,465,322	$12,282,383